UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2016

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-179311	45-3864597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

48 Wall Street - Suite 1100

New York, New York 10005

(Address of principal executive offices, including zip code)

646-205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “Company,” “we,” “us,” and “our” refers to Tyme Technologies, Inc.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 9, 2016, the Company’s board of directors (the “Board”) approved certain compensation arrangements and awards as are summarized below.

The Board approved an employment agreement with Giuseppe Del Priore, M.D. for the position of Chief Medical Officer of the Company.  The agreement provides for an annual salary of $400,000, a term which expires on October 31, 2016, and severance benefits equal to three months of salary payable in certain circumstances.  The Board also approved the grant to Dr. Del Priore of an option to purchase 500,000 shares of common stock vesting over a four- year term on a monthly basis.  The exercise price of this option, and all options listed below, was set at $8.75 per share, which was the closing price for our stock on the OTCBB for the preceding trading day (May 6, 2016).

The Board also approved a stock option grant to the following executive officers: Steve Hoffman, CEO, an option to purchase 500,000 shares vesting monthly over a 36 month period; Mike Demurjian, COO, an option to purchase 500,000 shares vesting monthly over a 36 month period; and Robert Dickey IV, CFO, an option to purchase 500,000 shares, with the option for 300,000 shares fully vested as of the date of grant and the option for 200,000 shares vesting monthly over a 36 month period.  Prior to this award to Mr. Dickey, the Board authorized the cancellation of a stock option awarded to Mr. Dickey in January of 2016 concerning 200,000 shares of our common stock.

Other Matters.  The Board also approved on May 9, 2016, the establishment of a stock option plan for non-executive members of the Board which would include: (i) (A) for current members, an immediate stock option grant of 25,000 shares at fair market value (as defined in the plan); or (B) for future members initially appointed, an immediate stock option grant of 25,000 shares at fair market value; and (ii) beginning with the 2017 annual meeting, for members who are re-elected as members of the Board, an annual stock option grant of 10,000 shares at fair market value.  Each of these stock option awards will vest 50% on the date of grant and 50% on the first anniversary of the date of grant.  These stock option awards are in addition to the annual payment of $50,000 in cash fees to non-employee directors.  The Company will discontinue granting awards of restricted stock to non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: May 13, 2016	By:	/s/ Steve Hoffman
Steve Hoffman, Chief Executive Officer